Troutman Pepper Hamilton Sanders LLP 3000 Two Logan Square, Eighteenth and Arch Streets Philadelphia, PA 19103-2799 troutman.com

June 27, 2024

The Herzfeld Caribbean Basin Fund, Inc. 119 Washington Avenue, Suite 504 Miami Beach, FL 33139

Re:	The Herzfeld Caribbean Basin Fund, Inc. Investment Company Act of 1940 File No. 811-06445 Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to The Herzfeld Caribbean Basin Fund, Inc., a corporation formed under the laws of the State of Maryland (the “Fund”), in connection with the preparation and filing of a Registration Statement on Form N-2 (the “Registration Statement”), filed on the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the possible offerings from time to time of up to an aggregate of $109,000,000 of the following securities of the Fund: (1) shares of common stock, par value $0.001 per share, of the Fund (“Common Stock”), and (2) subscription rights to purchase Common Stock (“Subscription Rights”). The Common Stock and Subscription Rights are collectively referred to herein as the “Securities.”

The Registration Statement provides that the Securities may be offered separately or together, in amounts, at prices and on terms to be set forth in one or more supplements to the prospectus included in the Registration Statement (each, a “Prospectus Supplement”). This opinion letter is being furnished to the Fund in accordance with the requirements of Item 25 of Form N-2 under the Investment Company Act of 1940, as amended, and we express no opinion herein as to any matter other than as to the legality of the Securities.

In rendering the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us, the conformity with the respective originals to original documents of all documents submitted to us as certified, telecopies, or reproduced copies.

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On the basis of the foregoing and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion that:

1.	The Common Stock, when (a) duly issued and sold by the Fund in accordance with the Registration Statement and applicable Prospectus Supplement or upon exercise of Subscription Rights as contemplated by the Registration Statement and applicable Prospectus Supplement and (b) delivered to the purchaser or purchasers thereof against receipt by the Fund of such lawful consideration therefor as the Board of Directors (or a duly authorized committee thereof) may lawfully determine and at a price per share not less than the per share par value of the Common Stock, will be validly issued, fully paid and nonassessable.

2.	The Subscription Rights, when duly issued in accordance with the Registration Statement and applicable Prospectus Supplement and the provisions of an applicable subscription certificate and any applicable and valid and binding subscription agreement, will be validly issued.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of any Securities offered pursuant to the Registration Statement and appropriate Prospectus Supplement:

(i)	The Board of Directors, including any committee appointed thereby, and/or appropriate officers of the Fund shall have duly (x) established the terms of the Securities and (y) authorized and taken any other necessary corporate or other action to approve the issuance and sale of the Securities and related matters and any Securities consisting of Common Stock, and any Common Stock for which any other Securities are exercisable, shall have been duly reserved for issuance and such authorizations and actions have not been rescinded;

(ii)	resolutions establishing the definitive terms of, and authorizing the Fund to register, offer, sell and issue the Securities, shall remain in effect and unchanged at all times during which the Securities are offered, sold or issued by the Company;

(iii)	upon issuance of any shares of Common Stock, including upon exercise of Securities, the total number of shares of Common Stock issued and outstanding shall not exceed the total number of shares of Common Stock that the Fund is then authorized to issue under its Articles of Incorporation;

(iv)	the Securities (including any Securities issuable upon exercise of other Securities) and any certificates representing the relevant Securities (including any Securities issuable upon exercise of other Securities) shall have been duly authenticated, executed, countersigned, registered and delivered upon payment of the agreed-upon legal consideration therefor and shall have been duly issued and sold in accordance with any relevant agreement and, if applicable, duly executed and delivered by the Fund and any other appropriate party;

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(v)	the Registration Statement (including all necessary post-effective amendments), and any additional registration statement filed under Rule 462 under the Securities Act, shall be effective under the Securities Act, and such effectiveness shall not have been terminated or rescinded;

(vi)	an appropriate Prospectus Supplement shall have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Securities offered thereby;

(vii)	the Securities shall be issued and sold in compliance with all U.S. federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable Prospectus Supplement and there shall not have occurred any change in law affecting the validity of the opinions rendered herein;

(viii)	if the Securities will be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Securities in the form filed as an exhibit to the Registration Statement or any post-effective amendment thereto, or incorporated by reference therein, shall have been duly authorized, executed and delivered by the Fund and the other parties thereto; and

(ix)	in the case of an agreement or instrument pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein.

The opinions set forth herein as to enforceability of obligations of the Fund are subject to: (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereinafter in effect affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and the discretion of the court or other body before which any proceeding may be brought; (ii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy, (iii) provisions of law which may require that a judgment for money damages rendered by a court in the United States be expressed only in U.S. dollars; and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

We express no opinion as to the validity, legally binding effect or enforceability of any provision in any agreement or instrument that relates to governing law and submission by the parties to the jurisdiction of one or more particular courts.

The foregoing opinions are limited to the provisions of the General Corporation Law of the State of Maryland.

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This opinion letter has been prepared for your use solely in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Troutman Pepper Hamilton Sanders LLP

Troutman Pepper Hamilton Sanders LLP

cc:	Mr. Erik M. Herzfeld, President Joseph V. Del Raso, Esq. John P. Falco, Esq.